CORPORATE ACCESS NUMBER: 2015489657

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

VERMILION ENERGY INC.
WAS INCORPORATED IN ALBERTA ON 2010/07/21.



REGISTRAR OF
CORPORATIONS

Articles Of Incorporation

Business Corporations Act
Section 6

1. **Name of Corporation**

VERMILION ENERGY INC.

2. **The classes of shares, and any maximum number of shares that the corporation is authorized to issue:**

The Corporation is authorized to issue an unlimited number of Common Shares.

3. **Restrictions on share transfers** *(if any)*:

No shares of the Corporation shall be transferred to any person without the approval of the Board of Directors by resolution.

4. **Number, or minimum and maximum number, of directors that the corporation may have:**

Minimum 1; Maximum 15

5. **If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):**

None

6. **Other rules or provisions** *(if any)*:

The attached Schedule is incorporated into and forms part of the Articles of the Corporation.

7. **Date authorized by Incorporators:** 2010/07/21
Year/ Month / Day

Incorporators

Name of Person Authorizing *(please print)*	Address: *(including postal code)*	Signature
Dion J. Legge	3700, 400 - 3rd Avenue SW, Calgary, AB T2P 4H2	[signature]

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator, Box 3140, Edmonton, Alberta T5J 4L4, (780) 427-7013.

REG 3047 (Rev. 2003/05)

Filed with Alberta Registries
by Macleod Dixon LLP
JUL 2 1 2010
Initials: [initials]

U:\APPS\ALF\KF\53456.DOC

THIS SCHEDULE IS INCORPORATED INTO
AND FORMS PART OF THE ARTICLES OF
VERMILION ENERGY INC. (the "Corporation")

OTHER RULES OR PROVISIONS (IF ANY):

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

No securities of the Corporation, other than non-convertible debt securities, shall be transferred to any person without the approval of the Board of Directors by resolution.

Filed with Alberta Registries
by Macleod Dixon LLP

JUL 21 2010

Initials: ____

Articles of Incorporation
For
VERMILION ENERGY INC.

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.
Share Transfers Restrictions:	NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS BY RESOLUTION.
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE IS INCORPORATED INTO AND FORMS PART OF THE ARTICLES OF THE CORPORATION.

Registration Authorized By: DION J. LEGGE
SOLICITOR

THIS SCHEDULE IS INCORPORATED INTO
AND FORMS PART OF THE ARTICLES OF
VERMILION ENERGY INC. (the "Corporation")

OTHER RULES OR PROVISIONS (IF ANY):

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

No securities of the Corporation, other than non-convertible debt securities, shall be transferred to any person without the approval of the Board of Directors by resolution.

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2010/07/21

Corporate Access Number: 2015489657

Service Request Number:	15023255
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	VERMILION ENERGY INC.
French Equivalent Name:	
Nuans Number:	99576765
Nuans Date:	2010/05/28
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	3700, 400 - 3RD AVENUE S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4H2

RECORDS ADDRESS

Street:	3700, 400 - 3RD AVENUE S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4H2

ADDRESS FOR SERVICE BY MAIL

Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.
Share Transfers Restrictions:	NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS BY RESOLUTION.
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE IS INCORPORATED INTO AND FORMS PART OF THE ARTICLES OF THE CORPORATION.
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2010/07/21

Director

Last Name:	DONADEO
First Name:	LORENZO
Middle Name:	
Street/Box Number:	9 SUNSET COVE S.E.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2X 3E8
Country:	
Resident Canadian:	Y

Last Name:	HICKS
First Name:	CURTIS
Middle Name:	W.
Street/Box Number:	35 WINDMILL WAY RR2
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3Z 1H5
Country:	

Resident Canadian: Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2010/07/21

Registration Authorized By: DION J. LEGGE
SOLICITOR